Exhibit 10.1

EXECUTION VERSION

HLEND CLO 2025-4, LLC

U.S.$681,250,000 Class A Senior Secured Floating Rate Notes due 2037

U.S.$168,750,000 Class B Senior Secured Floating Rate Notes due 2037

U.S.$400,000,000 Subordinated Notes due 2037

PLACEMENT AGENCY AGREEMENT

August 12, 2025

Natixis Securities Americas LLC

1251 Avenue of the Americas, 4th Floor

New York, NY 10020

Attention: Structured Credit and Solutions Group

(as “Placement Agent”)

Ladies and Gentlemen:

HLEND CLO 2025-4, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell U.S.$681,250,000 Class A Senior Secured Floating Rate Notes due 2037 (the “Class A Notes”), and U.S.$168,750,000 Class B Senior Secured Floating Rate Notes due 2037 (the “Class B Notes”, and together with the Class A Notes, the “Placed Notes”). The Issuer also proposes to issue and sell U.S.$400,000,000 Subordinated Notes due 2037 (the “Subordinated Notes”, and together with the Placed Notes, the “Notes”). This is to confirm our agreement concerning Natixis Securities Americas LLC (“Natixis”), acting as the placement agent (the “Placement Agent” and this Placement Agency Agreement, the “Agreement”) in connection with the offer and sale of the Placed Notes (the “Offering”).

The Placed Notes will be issued pursuant to the provisions of an Indenture (the “Indenture”), to be dated as of August 12, 2025 (the “Closing Date”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

For purposes hereof, “Marketing Materials” means, collectively, such marketing materials, teasers, term sheets, marketing books and other information as have been distributed to prospective investors in the Placed Notes, including any amendments or supplements thereto, in connection with the Offering. Capitalized terms used herein and defined in the Indenture, but which are not otherwise defined herein, shall have the respective meanings given to such terms in the Indenture.

In connection with the offer and sale of the Placed Notes, the Issuer has prepared a preliminary offering circular dated June 30, 2025 (the “Preliminary Offering Circular”), a second preliminary offering circular dated July 7, 2025 (the “Second Preliminary Offering Circular”) and a final offering circular dated July 31, 2025 (the “Final Offering Circular” and, together with the Preliminary Offering Circular and the Second Preliminary Offering Circular, the “Offering Circulars”), for the information of the Placement Agent and for delivery to prospective purchasers of the Placed Notes.

“Transaction Documents” shall mean this Agreement, the Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Transfer Agreement, the Master Participation Agreement, the EU/UK Retention Agreement and all other documents and amendments and supplements thereto relating to the issuance, offering and sale of the Notes.

The parties hereto hereby agree as follows:

1. The Issuer agrees to issue and sell the Placed Notes to, in each case, the applicable investors as hereinafter provided, subject to the terms of the Indenture.

2. The Issuer understands that the Placement Agent intends to offer the Placed Notes privately and under Regulation S on the terms set forth in the Offering Circulars, with all such purchases to close on the Closing Date in the aggregate amounts and at the applicable purchase prices set forth in Schedule A hereto.

The Issuer expressly acknowledges and agrees that this Agreement does not in any way constitute a commitment by the Placement Agent to purchase any of the Placed Notes and does not ensure successful placement by the Placement Agent of the Placed Notes or any portion thereof. The Placement Agent shall have the right to reject, in whole or in part, any offer received by it to purchase or acquire the Placed Notes and any such rejection by the Placement Agent shall not be deemed to be a breach of the agreements contained herein.

The Issuer expressly acknowledges that the Subordinated Notes will be sold directly by the Issuer in a privately negotiated transaction at a price to be determined at the time of sale and Natixis will not act as Placement Agent with respect to the Subordinated Notes.

The Issuer acknowledges and agrees that the Placement Agent shall act, has acted, and is acting, solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the Offering of the Placed Notes contemplated hereby (including in connection with determining the terms of the Offering) and as an independent contractor, and not as a fiduciary, financial advisor or agent, and any duties of the Placement Agent with respect to investment banking services to the Issuer, including the Offering of the Placed Notes contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Issuer. Each party disclaims any intention to impose any fiduciary or similar duty on the other. The Issuer has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Placement Agent does not have any obligation to disclose such interests and transactions to the Issuer. The Issuer waives to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including its stockholders, employees or creditors. Additionally, the Placement Agent has not advised, and is not advising, the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Issuer with respect thereto.

The Issuer hereby agrees and confirms that it has authorized the Placement Agent, subject to the restrictions set forth below, to offer the Placed Notes and, in connection therewith, to distribute copies of the Offering Circulars, as may be amended, supplemented and revised from time to time, in connection with the Offering of the Placed Notes (it being understood that no further copies of the Preliminary Offering Circular were authorized to be distributed on and after issuance of the Second Preliminary Offering Circular and no further copies of the Second Preliminary Offering Circular were authorized to be distributed on and after the issuance of the Final Offering Circular).

3. Subject to the terms and conditions set forth in this Agreement, the Placement Agent hereby agrees to use its commercially reasonable efforts, as the Issuer’s contractual counterparty and not as principal, during the “Offering Period” (as defined below) to place the Placed Notes, for settlement on the Closing Date. The Placement Agent further agrees to use commercially reasonable efforts to assist the Issuer in connection with the sale of the Placed Notes to the purchasers thereof. The Placement Agent may, but is not obligated to, at any time purchase, as principal, all or a portion of the Placed Notes as set forth in, and subject to the terms of the Indenture and this Agreement. The Issuer agrees that it has not retained and will not, during the Offering Period (as defined below), retain any other firm, corporation, entity or other person to assist the Placement Agent or the Issuer with respect to the placement, offer or sale of the Placed Notes and will not, directly or indirectly, offer any of the Placed Notes for sale to, or solicit any offers to buy from, or otherwise contact, approach or negotiate with respect thereto, with any such person other than through the Placement Agent (which, for avoidance of doubt, does not include the direct sale by the Issuer of the Subordinated Notes). The Placement Agent may separately engage, at its own expense and with the prior approval of the Issuer, such sub-contractors as it may deem necessary or appropriate, which sub-contractors shall be identified to the Issuer. As used herein, “Offering Period” shall mean the period commencing on the earlier of the date on which the Placed Notes are first offered and the date hereof and ending on the earlier to occur of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 10 hereof.

As compensation for the services to be provided by the Placement Agent hereunder, the Issuer shall pay to Natixis a fee in an amount separately agreed between HPS Corporate Lending Fund (“Collateral Manager”) and Natixis pursuant to an engagement letter dated as of July 10, 2025 (as amended from time to time, the “Engagement Letter”). Pursuant to the Engagement Letter, the Issuer shall also reimburse Natixis upon demand for out-of-pocket expenses (including all fees and expenses of legal counsel to the Placement Agent) incurred in connection with the duties performed by the Placement Agent hereunder. Such fees and expenses shall be due and payable on the Closing Date from the proceeds of the issuance of the Notes and, once paid, are non-refundable.

The Issuer agrees to pay or cause to be paid on the Closing Date all expenses incident to the performance of its obligations under the Transaction Documents to which it is a party, including: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the placement of the Placed Notes, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Offering Circulars and all amendments and supplements thereto (including, if applicable, financial statements), including the mailing and delivering of copies thereof to the Placement Agent and other designated persons; (ii) the costs and expenses related to the authorization, issuance (or incurrence), transfer and delivery of the Notes, including any documentary, stamp, value-added or similar tax of the State of Delaware and any other transfer or other taxes payable thereon; (iii) the costs of printing, preparing or producing the Transaction Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes; (iv) the expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and in certain other non-U.S. jurisdictions and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and all fees and disbursements of counsel for the Placement Agent in connection with such registration or qualification and memoranda relating thereto); (v) the cost of printing certificates representing the Notes; (vi) all fees and expenses incurred in connection with the formation of the Issuer; (vii) the fees and expenses of the Trustee and its counsel; (viii) the costs and charges of any transfer agent, registrar and/or depositary; (ix) the fees charged by rating agencies for the rating of the Notes; (x) the fees and expenses of the Collateral Manager, the EU/UK Retention Holder, the Depositor and their respective counsel; (xi) the fees and expenses of the Issuer’s independent director; (xii) the fees and expenses of Delaware counsel to the Issuer; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made herein. To the extent the fees and expenses payable by the Issuer pursuant to this Section 3 on the Closing Date cannot be determined as of the Closing Date, the Issuer agrees to pay such amounts promptly following written request therefor by the Placement Agent, or any other applicable party, following the Closing Date in accordance with the Priority of Payments. Notwithstanding the foregoing, if the Closing Date does not occur, the parties hereto acknowledge and agree that the fees and expenses described in this Section 3 shall be paid pursuant to and in the manner provided in the Engagement Letter.

The Placement Agent agrees (a) not to offer or procure the subscription of the Placed Notes by means of any form of general solicitation or advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder and (b) to offer (including through any U.S. broker dealer that is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to and procure the subscription of the Placed Notes only from, Persons (1) in the United States or to or for the account or benefit of U.S. persons (as defined in Regulation S under the Securities Act) who are (A) Qualified Institutional Buyers within the meaning of Rule 144A that are also (x) Qualified Purchasers or (y) entities owned exclusively by Qualified Purchasers (“QIB/QPs”) or (B) solely in the case of Secured Notes issued in certificated form, Institutional Accredited Investors and Qualified Purchasers (or entities owned exclusively by Qualified Purchasers) (“IAI/QPs”) or (2) outside the United States to persons that are non-U.S. persons (within the meaning of Regulation S under the Securities Act) in offshore transactions in reliance on Regulation S under the Securities Act that are also (x) Qualified Purchasers or (y) entities owned exclusively by Qualified Purchasers, in each case who are purchasing the Placed Notes for investment purposes and not with a view to distribution or resale thereof. The Placement Agent understands that each such purchaser of the Placed Notes must satisfy the conditions set forth under the heading “Transfer Restrictions” in the Final Offering Circular. The Placement Agent understands that resales or transfers of the Placed Notes will be restricted to resales or transfers made in transactions exempt from the registration requirements of the Securities Act in accordance with the terms described in the Final Offering Circular under the heading “Transfer Restrictions” and that all the Placed Notes will bear applicable transfer legends as described in the Final Offering Circular. The Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it offers and procures the subscription of the Placed Notes.

With respect to offers and sales of the Placed Notes, the Placement Agent hereby represents to and agrees with the Issuer that, in respect of itself only:

(i) no action has been or will be taken by it that would permit a public offering of the Placed Notes, or possession or distribution of the Offering Circulars or any other offering or publicity material relating to the Placed Notes, in any country or jurisdiction where such action for that purpose is required;

(ii) it will comply with all applicable laws and regulations in each jurisdiction in which it offers, sells or delivers Placed Notes or has in its possession or distributes the Offering Circulars or any such other material;

(iii) it will not, acting either as principal or agent, offer or sell any Placed Notes in the United States other than the Placed Notes in registered form bearing a restrictive legend thereon, and it will not, acting either as principal or agent, offer, sell, reoffer or resell any of such Placed Notes (or approve the resale of any of such Placed Notes) except (1) in the United States or to or for the account or benefit of U.S. persons (as defined in Regulation S under the Securities Act) who are (A) Qualified Institutional Buyers within the meaning of Rule 144A that are also (x) Qualified Purchasers or (y) entities owned exclusively by Qualified Purchasers (“QIB/QPs”) or (B) solely in the case of Secured Notes issued in certificated form, Institutional Accredited Investors and Qualified Purchasers (or entities owned exclusively by Qualified Purchasers) (“IAI/QPs”) or (2) outside the United States to persons that are non-U.S. persons (within the meaning of Regulation S under the Securities Act) in offshore transactions in reliance on Regulation S under the Securities Act that are also (x) Qualified Purchasers or (y) entities owned exclusively by Qualified Purchasers and (3) otherwise in accordance with the restrictions on transfer set forth in such Placed Notes, this Agreement and the Final Offering Circular, and in each case in compliance with the transfer restrictions (including certification and other requirements) referred to herein and the Final Offering Circular and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(iv) it has not solicited and will not solicit offers for the Placed Notes, and has not arranged and will not arrange commitments to purchase Placed Notes, except in accordance with the Offering Circulars, this Agreement, the Indenture, any applicable U.S. federal and state securities laws and the securities laws of any jurisdiction in which the Placed Notes have been offered;

(v) it has delivered a copy of the Preliminary Offering Circular and/or the Second Preliminary Offering Circular to each person or entity to whom it offered the Placed Notes and has delivered a copy of the Final Offering Circular to each purchaser of the Placed Notes and will deliver at the same time to each purchaser of Placed Notes a “marked to show change” version of the Final Offering Circular (showing all changes made between the Second Preliminary Offering Circular and the Final Offering Circular);

(vi) (a) (x) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (y) it has not offered or sold and will not offer or sell the Placed Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Placed Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Placed Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Placed Notes in, from or otherwise involving the United Kingdom;

(vii) it will have, at or prior to confirmation of sales of the Placed Notes in reliance on Regulation S, sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Placed Notes from the Issuer during the restricted period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution of the Notes at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A) under the Securities Act. Terms used above have the meaning given to them by Regulation S”; and

(viii) it is a QIB/QP.

Terms used in this Section 3 and not otherwise defined in this Agreement or the Indenture have the meanings given to them by Regulation S under the Securities Act.

4. The Issuer represents and warrants to the Placement Agent in respect of itself only that:

(a) no action has been or will be taken by it that would permit a public offering of the Placed Notes, or possession or distribution of the Offering Circulars or any other offering or publicity material relating to the Placed Notes, in any country or jurisdiction where such action for that purpose is required; and (ii) it will comply in all respects with all applicable laws and regulations in each jurisdiction in which it offers, sells or delivers Placed Notes or has in its possession or distributes the Offering Circulars or any such other Marketing Materials;

(b) (i) the Preliminary Offering Circular and the Second Preliminary Offering Circular did not, as of their respective dates, and the Final Offering Circular does not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; and (ii) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Circulars has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; provided for the avoidance of doubt that no representation is made by the Issuer with respect to the Placement Agent Information;

(c) it has not prepared, used, authorized, approved or referred to any written materials that constitute an offer to sell or solicitation of an offer to buy any Placed Notes other than the Offering Circulars and any Marketing Materials prepared by the Placement Agent and approved by the Placement Agent for such purpose;

(d) since the later of (x) the respective dates as of which information is given in the Offering Circulars and (y) such party’s date of formation, (i) there has not been any material adverse change in or material adverse effect on the financial condition, or the business, operations or management of the Issuer, taken as a whole (a “Material Adverse Effect”), (ii) there has not been any change in the equity capital or debt of the Issuer and (iii) the Issuer has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer or incurred any material liability or obligation direct or contingent (other than the Notes issued by it), in each case, except as set forth in or contemplated by the Final Offering Circular;

(e) (i) the Issuer has been duly formed, registered or organized and is validly registered and existing as a limited liability company in good standing under the laws of its jurisdiction of formation or organization, with power and authority to own its properties and conduct its business as described in the Offering Circulars and to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party, and has been duly qualified as a limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Issuer or the transactions contemplated by this Agreement, the Transaction Documents or the Final Offering Circular, taken as a whole; and (ii) the membership interests of the Issuer is as described in the Offering Circulars and all of the Issuer’s authorized share capital has been validly issued and is fully paid as described in the Offering Circulars;

(f) the Issuer has no subsidiaries;

(g) this Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms; provided, that the enforceability hereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);

(h) the Placed Notes have been duly authorized, and when issued and delivered pursuant to the Indenture will have been duly executed, issued and delivered and will constitute, subject to the authentication thereof, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits provided by the Indenture; provided, that the enforceability of the Placed Notes may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);

(i) each of the Transaction Documents (other than this Agreement) to which it is a party has been duly authorized and, when executed and delivered by the parties thereto will constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof; and the Placed Notes and the Indenture will conform to the descriptions thereof in the Final Offering Circular; provided, that the enforceability of the Transaction Documents may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or in law);

(j) none of the transactions contemplated by this Agreement or the Transaction Documents (including, without limitation, the use of the proceeds from the sale of the Placed Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(k) (i) the Issuer is not, and with the giving of notice or lapse of time or both would not be, in violation of or in default under, its certificate of formation and Limited Liability Company Agreement or any Transaction Document to which it is a party; the Issuer is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; (ii) the issue and sale of the Notes and the performance by the Issuer of all its obligations under the Notes, the Indenture, this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, nor will any such action result in any violation of the provisions of its certificate of formation or the Limited Liability Company Agreement or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets nor result in the termination, suspension or revocation of any Authorization (as defined below); and (iii) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue or sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, the Indenture, and the other Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or as may be required under state securities or “Blue Sky” laws;

(l) (i) the Issuer has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its properties and to conduct its business as described in the Offering Circulars, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the Issuer and (ii) the Issuer has not received notification of any revocation or modification of any such Authorization and has no reason to believe that any such Authorization shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, have a Material Adverse Effect on the Issuer;

(m) there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of its properties or assets or to which any of its properties or assets is subject that could have a Material Adverse Effect;

(n) neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent (in the case of the Placement Agent, based upon the representations of the Placement Agent set forth in Section 3), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Placed Notes in a manner that would require the registration under the Securities Act of the Offering contemplated by the Final Offering Circular;

(o) none of the Issuer, its affiliates and any persons acting on behalf of any of the foregoing (in the case of the Placement Agent, based upon the representations of the Placement Agent set forth in Section 3) has offered or sold the Placed Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Issuer, its affiliates and any persons acting on behalf of any of the foregoing (in the case of the Placement Agent, based upon the representations of the Placement Agent set forth in Section 3) have complied with and will implement the “offering restrictions” requirements of Regulation S;

(p) the Placed Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any Class of the Placed Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; furthermore, no securities of the same class as any Class of the Placed Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof;

(q) assuming the accuracy of the representations of the Placement Agent contained in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Placed Notes in the manner contemplated by this Agreement to register the Placed Notes under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended;

(r) assuming the accuracy of the representations of the Placement Agent contained in Section 3 hereof, neither the Issuer nor the pool of Assets is (nor, after giving effect to the offering and sale of the Placed Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) (i) the Issuer has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Final Offering Circular or expressly incurred pursuant to or expressly permitted under the Indenture and (ii) the Notes shall be issued and sold, free from all liens, charges and encumbrances (other than any restrictions on transfer or other restrictions related thereto), equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement;

(t) on each date on which the Issuer acquires any Collateral Obligations on and after the Closing Date, the Trustee will have a valid and perfected security interest in such Collateral Obligations for the benefit of the Secured Parties, subject to any liens expressly permitted by the Indenture;

(u) the Issuer has not offered and will not offer the Placed Notes except pursuant to this Agreement;

(v) based upon the representations of the Placement Agent herein, the actions described below, the transfer restrictions described in the Offering Circulars or otherwise imposed under the Transaction Documents and other factors that the Issuer or its counsel deems necessary or appropriate, including the Section 3(c)(7) procedures described in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of Placed Notes issued pursuant to Rule 144A will be limited to QIB/QPs;

(w) (i) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Placed Notes and that no fiduciary, advisory or agency relationship between the Issuer and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement or the Transaction Documents, irrespective of whether the Placement Agent has advised or is advising the Issuer on other matters; (ii) the price of the Placed Notes set forth in this Agreement was established by the Issuer following discussions and arms-length negotiations with the Placement Agent and the Issuer is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) the Issuer has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Placement Agent does not have any obligation to disclose such interests and transactions to the Issuer; and (iv) the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including their respective equityholders, employees or creditors;

(x) it and its directors, officers, and employees are not, and to the knowledge of it, none of its other Affiliates or brokers or other agents acting on its behalf is any of the following (each, a “Sanctioned Person”): (i) a Person with whom dealings are prohibited or restricted under any Sanctions, including without limitation a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named on any other applicable list of Persons subject to Sanctions, (ii) a Person that is subject to Sanctions as a result of any relationship of ownership or control with any Person described in clause (i); or (iii) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in clauses (i) or (ii). “Sanctions” means sanctions administered or enforced by the United States (including without limitation OFAC and the U.S. Department of State), the United Nations Security Council, the European Union and member states thereof, or the United Kingdom (including without limitation His Majesty’s Treasury);

(y) it and its directors, officers, and employees, and, to the knowledge of it, each of its Affiliates, brokers, and other agents acting on its behalf are, and for the past five years have been in compliance and will comply with Sanctions. None of the proceeds from the Placed Notes shall be used to finance or facilitate, directly or knowingly indirectly, any transaction with, investment in, or any dealing for the benefit of a Sanctioned Person or in any manner, in each case, that results in a violation of Sanctions by any party to this Agreement;

(z) no part of the proceeds of the Placed Notes shall be used, directly or indirectly: (1) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (2) to cause any party to this Agreement to violate the U.S. Foreign Corrupt Practices Act of 1977; or (3) to cause any party to this Agreement to violate any other anti-corruption law applicable to such parties (all laws referred to in clauses (2) and (3) being “Anti-Corruption Laws”). It and, to the knowledge of the it, each of its Affiliates, brokers, and other agents acting on its behalf are in compliance with Anti-Corruption Laws. It is in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the PATRIOT Act (the “Anti-Terrorism Laws”);

(aa) the Issuer has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act with respect to the Placed Notes rated by the Rating Agency, and it has complied with each such representation and undertaking;

(bb) no stamp or other similar duty is assessable or payable, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed in connection with the authorization, execution or delivery of this Agreement and the Transaction Documents by the Issuer, as applicable, or with the authorization, issue, sale or delivery of the Notes by the Issuer, as applicable, and the performance of the Issuer’s obligations under this Agreement and the Transaction Documents and the Notes;

(cc) neither the Issuer nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the State of Delaware;

(dd) the Issuer, being designated as the entity responsible to fulfil the reporting obligations under Article 7 of the EU Securitization Regulation, Article 7(1) of Chapter 2 of the PRASR and SECN 6.2.1Regulation, has made available all information required by the proposed investors in the Debt (the necessity of such information determined as of the pricing date of the transaction) on or prior to the pricing date for the transaction described in the Final Offering Circular as required pursuant to Article 7 of the EU Securitization Regulation, Article 7(1) of Chapter 2 of the PRASR and SECN 6.2.1;

(ee) no event has occurred and is subsisting which (had the Notes already been issued) would, or with the lapse of time and/or the giving of a notice would and/or the fulfillment of any other condition would constitute an Event of Default;

(ff) no holder of the Placed Notes will be deemed resident, domiciled, carrying on business or subject to taxation in the State of Delaware solely by reason of the execution, delivery, performance or enforcement of any of this Agreement, the Indenture or the Transaction Documents;

(gg) the Issuer has instructed the CUSIP Service Bureau to require that the “fixed field” attachment to each CUSIP Number that the Issuer has obtained for the Rule 144A Global Notes contains “3c7” and “144A” indicators;

(hh) the Issuer has instructed DTC to take the following or similar steps with respect to the Rule 144A Global Notes:

(i) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with the marker “3c7” that sales are limited to persons who are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers;

(ii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it; and where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions;

(iii) DTC will, at the Issuer’s request, send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(iv) upon request, DTC will provide to the Issuer a list of all DTC participants holding positions in the Rule 144A Global Notes;

(v) DTC will make available to all DTC participants a “Reference Directory” that includes a list of all issuers who have advised DTC that they are 3(c)(7) issuers, as well as CUSIP numbers for the 3(c)(7) securities and such “Reference Directory” after the Closing Date will include the name of the Issuer and the CUSIP for such Rule 144A Global Notes; and

(ii) the Issuer has instructed Bloomberg L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes:

(i) the “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Secured Note should state: “Iss’d Under 144A/3c7”;

(ii) the “Security Display” page should have a flashing red indicator stating “See Other Available Information”; and

(iii) such indicator should link to an “Additional Security Information” page, which for the Rule 144A Global Notes should state that the Rule 144A Global Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7))”.

5. The Issuer covenants and agrees with the Placement Agent as follows:

(a) to deliver or cause to be delivered to the Placement Agent as many copies of the Final Offering Circular (including all amendments and supplements thereto) as the Placement Agent may request; additionally, the Issuer shall not prepare, use, authorize, approve or refer to any written materials that constitute an offer to sell or solicitation of an offer to buy any Placed Notes other than the Offering Circulars and any Marketing Materials prepared by the Placement Agent and approved by the Placement Agent for such purpose;

(b) before distributing any amendment or supplement to the Final Offering Circular, to furnish to the Placement Agent a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Placement Agent objects unless counsel to the Issuer and the Collateral Manager advises the Issuer and Collateral Manager, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer;

(c) if, at any time prior to the completion of the initial placement of the Placed Notes, any event shall occur as a result of which it is necessary, due to an untrue statement of a material fact or omission of a material fact contained therein, to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Final Offering Circular is delivered to the Placement Agent, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with law, forthwith to prepare and furnish, at the expense of the Issuer, to the Placement Agent and to the dealers (whose names and addresses the Placement Agent will furnish to the Issuer) to which Placed Notes may have been sold by the Placement Agent on behalf of the Issuer and to any other dealers upon request, such amendments or supplements to the Final Offering Circular as may be necessary so that the statements in the Final Offering Circular as so amended or supplemented will not, in light of the circumstances when the Final Offering Circular is delivered to the Placement Agent for delivery to purchasers, be misleading or so that the Final Offering Circular will comply with law;

(d) the Issuer will advise the Placement Agent promptly as soon as it is aware of (i) the occurrence of any event or the existence of any condition known to the Issuer as a result of which it is necessary to amend or supplement the Final Offering Circular in order that the Final Offering Circular will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time the Final Offering Circular is delivered to prospective purchasers and (ii) the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Placed Notes;

(e) subject to Section 3 hereof, to cooperate with the Placement Agent for the purpose of (x) qualifying the Placed Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Placement Agent shall reasonably request and (y) continuing such qualification in effect so long as reasonably required for distribution of the Placed Notes; provided that the Issuer shall not be required to qualify as a foreign limited partnership or foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject. The Issuer shall advise the Placement Agent promptly after it shall receive notice or obtain actual knowledge thereof, of the issuance by any securities commission (U.S. or non-U.S.) of any stop order suspending the qualification or exemption from qualification of any Placed Notes for offering or sale in any jurisdiction, or the initiation of any proceeding by any such securities commission or any other regulatory authority for such purpose. The Issuer shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Placed Notes under any state securities or “Blue Sky” laws and, if at any time any such securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Placed Notes under any securities laws (including “Blue Sky” laws), the Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(f) so long as the Placed Notes are outstanding, to furnish to the Placement Agent copies of the Monthly Reports and Distribution Reports furnished to holders of Placed Notes and all reports or other written communications furnished to holders of Placed Notes pursuant to the Indenture, provided, that the Placement Agent agrees to be subject to the confidentiality provisions of the Indenture as if it were a Holder with respect to such reports; additionally, so long as any of the Placed Notes remain outstanding and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, to make available to any holder of Placed Notes in connection with any sale thereof and any prospective purchaser of any such Placed Notes from such holder, the information required by Rule 144A(d)(4) under the Securities Act;

(g) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of, or guaranteed by, the Issuer other than the Placed Notes pursuant to the Offering;

(h) to use the net proceeds received by the Issuer from the sale of the Notes in the manner specified in the Final Offering Circular under the caption “Use of Proceeds”;

(i) during the period of one year after the Closing Date, the Issuer will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Placed Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, other than pursuant to an exemption from registration under the Securities Act or unless such sale is otherwise permitted under Rule 144 (and to the extent such Placed Notes constitute “control securities” under Rule 144, in accordance with the requirements of Rule 144 in respect of such “control securities”);

(j) the Issuer will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Placed Notes contemplated hereby;

(k) none of the Issuer, its affiliates (as defined in Rule 501(b) under the Securities Act) and any persons acting on behalf of any of the foregoing will solicit any offer to buy or offer to sell the Placed Notes by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(l) none of the Issuer, its affiliates (as defined in Rule 144(a)(1) under the Securities Act) and any persons acting on behalf of any of the foregoing (it being understood that the Issuer makes no representation regarding the actions of the Placement Agent) will engage in any directed selling efforts with respect to the Placed Notes within the meaning of Regulation S under the Securities Act;

(m) none of the Issuer, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) and any persons acting on behalf of any of the foregoing (it being understood that the Issuer makes no representation regarding the actions of the Placement Agent) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Placed Notes in a manner which would require the registration under the Securities Act of the Placed Notes and the Issuer will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

(n) [Reserved];

(o) at any time prior to payment being made to the Issuer on the Closing Date, forthwith to notify the Placement Agent of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in Section 4 as if they had been made or given at such time with reference to the facts and circumstances then existing, and of the occurrence of any event which (had the Placed Notes already been issued) would, or with the lapse of time and/or the giving of a notice would and/or the fulfillment of any other condition would constitute an Event of Default;

(p) without limiting any of the foregoing agreements, the Issuer shall comply with all of its obligations under the Transaction Documents;

(q) so long as the Placed Notes are outstanding, to not become or own or control an investment company required to be registered under the Investment Company Act;

(r) not to enter into any contractual arrangement with respect to the distribution of any of the Placed Notes except for this Agreement and the arrangements contemplated hereby; and

(s) it will not (a) engage in or conspire to engage in any transaction, conduct, or activity that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, (b) cause or permit any of the funds that are used to repay the Notes to be derived, directly or indirectly, from any activity with the result that any party to this Agreement would be in violation of any applicable Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or (c) use any part of the proceeds of the Loans, directly or knowingly indirectly, for any conduct that would cause the representations and warranties in Sections 4(x), 4(y) or 4(z) to be untrue as if made on the date any such conduct occurs.

6. The sale of the Placed Notes to investors on the Closing Date is subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) the representations and warranties of the Issuer contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (unless expressly referring to an earlier date) and the Issuer shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b) (i) the Class A Notes shall be rated “AAA (sf)” by S&P Global Ratings (“S&P”) and “AAAsf” by Fitch Ratings, Inc. (“Fitch”), and (ii) the Class B Notes shall be rated at least “AA (sf)” by S&P;

(c) since the respective dates as of which information is given in the Final Offering Circular there shall not have been (i) any change or any development involving a prospective change in the equity capital or debt of the Issuer, and the Issuer shall not have entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer or incurred any material liability or obligation direct or contingent (other than the Notes issued by it), in each case other than as set forth or contemplated in the Final Offering Circular, or (ii) any Material Adverse Effect or any development involving a prospective Material Adverse Effect, in each case, the effect of which in the judgment of the Placement Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Placed Notes on the Closing Date on the terms and in the manner contemplated in the Final Offering Circular;

(d) the Placement Agent shall have received on and as of the Closing Date:

(i) a certificate of an officer of the Issuer in substantially the form of Exhibit A hereto, satisfactory to the Placement Agent;

(ii) a certificate of an officer of the Collateral Manager in substantially the form of Exhibit B hereto, satisfactory to the Placement Agent;

(iii) a certificate of an officer of the EU/UK Retention Holder in substantially the form of Exhibit C hereto, satisfactory to the Placement Agent; and

(iv) a certificate of an officer of the Depositor in substantially the form of Exhibit D hereto, satisfactory to the Placement Agent;

(e) the Placement Agent shall have received an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Issuer and the Depositor, dated as of the Closing Date, in form and substance acceptable to the Placement Agent and its counsel;

(f) the Placement Agent shall have received an opinion of Paul Hastings LLP, special New York counsel to the Issuer and the Placement Agent, dated as of the Closing Date, in form and substance acceptable to the Placement Agent and its counsel;

(g) the Placement Agent shall have received an opinion of Dechert LLP, special New York counsel to the Collateral Manager, the EU/UK Retention Holder, the U.S. Retention Sponsor and the Depositor, dated as of the Closing Date, in form and substance acceptable to the Placement Agent and its counsel;

(h) [Reserved];

(i) the Placement Agent shall have received an opinion of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, dated as of the Closing Date and in form and substance acceptable to the Placement Agent and its counsel;

(j) the Placement Agent shall have received a negative assurance statement with respect to certain sections of the Final Offering Circular from Paul Hastings LLP, special New York counsel to the Issuer and the Placement Agent, in form and substance acceptable to the Placement Agent and its counsel;

(k) the Placement Agent shall have received a negative assurance statement with respect to certain sections of the Final Offering Circular from Dechert LLP, special New York counsel to the Collateral Manager, the EU/UK Retention Holder, the U.S. Retention Sponsor and the Depositor, in form and substance acceptable to the Placement Agent and its counsel;

(l) this Agreement and each of the Transaction Documents shall have been duly executed and delivered by the parties thereto;

(m) the Placed Notes shall have been duly executed by the Issuer and the conditions precedent to the issuance thereof, as set forth in the Indenture, shall have been satisfied (and the Placement Agent shall be entitled to rely on all certificates delivered in connection therewith, each of which shall be in form and substance satisfactory to the Placement Agent);

(n) [Reserved];

(o) on the Closing Date, the Placement Agent shall have received evidence of payment of the expenses described herein;

(p) the Issuer shall have executed and delivered to DTC the applicable letters of representation and riders with respect to the Placed Notes, in form and substance reasonably satisfactory to the Placement Agent; and

(q) on or prior to the Closing Date the Issuer shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent shall request.

7. The Issuer agrees to indemnify and hold harmless the Placement Agent and its Affiliates, managers, members, officers, directors, agents, employees and each person, if any, that controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, demands, damages, liabilities and judgments (including, without limitation, the legal fees of outside counsel and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising from third-party claims (“Losses”) (i) relating to, arising out of or in connection with the transactions contemplated by, or the engagement of the Placement Agent by the Issuer pursuant to, this Agreement, (ii) caused by any untrue statement (or alleged untrue statement) of a material fact contained in the Offering Circulars (and any amendment or supplement thereto if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, in each case as of the respective date thereof, (iii) caused by, in whole or in part, any inaccuracy in the representations and warranties of the Issuer contained herein (in each case, after giving effect to any materiality qualifications set forth therein), and (iv) caused by in whole or in part, any failure of the Issuer to perform its obligations hereunder or under law, except in respect of clause (ii) above:

(a) to the extent that any such Losses result from the delivery by the Placement Agent to any Person of any Offering Circular after the Placement Agent has been directed in writing by the Issuer to suspend use of such Offering Circular; and/or

(b) to the extent that any such Losses result from the delivery by the Placement Agent to any Person of any Offering Circular that contains any untrue statement (or alleged untrue statement) of a material fact (and any amendment or supplement thereto if the Issuer shall have furnished any amendments or supplements thereto) or that omits (or allegedly omits) to state therein a material fact necessary to make the statements therein not misleading, if (1) such untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in an amended or supplemented Offering Circular that was prepared by the Issuer and delivered to the Placement Agent for use at or prior to the time written confirmation of sale to such Person was made and (2) the Placement Agent failed to deliver such amended or supplemented Offering Circular to such person at or prior to the time written confirmation of sale to such person was made;

(c) any Losses to the extent related to Placement Agent Information or any untrue statement (or alleged untrue statement) of a material fact contained in the Placement Agent Information (and any amendment or supplement thereto) or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, in each case as of the respective date thereof; and/or

(d) any Losses to the extent resulting from such Indemnified Person’s bad faith, gross negligence or willful misconduct, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction;

provided that no party hereto will be liable on any theory of liability for any special, indirect, consequential or punitive damages including, without limitation, any loss of profits, business or anticipated savings.

As used in this Agreement, “Placement Agent Information” means the information furnished to the Issuer in writing by Natixis expressly for use in the Final Offering Circular that is contained under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Regarding the Placement Agent and its Affiliates” and the second paragraph, the eleventh paragraph, the twelfth paragraph, the thirteenth paragraph and the last sentence of the fourteenth paragraph under the heading “Plan of Distribution” solely with respect to information relating to Natixis.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel of recognized standing or reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel of recognized standing or satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one firm for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred in the case of payments to be made by the Issuer to the extent permitted by the Priority of Payments. Any such firm for the Placement Agent, each affiliate of the Placement Agent which assists the Placement Agent in the distribution of the Placed Notes and such control persons of the Placement Agent shall be designated in writing by the Placement Agent, and any such firm for the Issuer, its directors, its officers and such persons who control it shall be designated in writing by the Issuer. Each Indemnified Person, as a condition of the indemnity agreements contained in this Section 7, shall use all reasonable efforts to cooperate with the Indemnifying Person in the defense of any such action or claim. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (that is non-appealable or as to which the Indemnifying Person has confirmed it will not pursue an appeal), the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Losses by reason of such settlement or judgment; provided that if such judgment is appealed and a payment or posting of a bond is required to be made in connection therewith, the Indemnifying Person agrees to indemnify any Indemnified Person for any such payment or posting of a bond. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for herein is unavailable to an Indemnified Person or insufficient in respect of any Losses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Placement Agent on the other hand from the Offering of the Placed Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Issuer and the total fees, discounts and commissions received by the Placement Agent bear to the aggregate offering price of the Placed Notes. The relative fault of the Issuer on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which (i) the total discounts, commissions and fees, if any, received by the Placement Agent in respect of the Placed Notes exceeds (ii) the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Issuer, its officers or directors or any other person controlling it and (iii) acceptance of and payment for any of the Placed Notes.

8. Notwithstanding anything herein contained, the Placement Agent acknowledges that the obligations of the Issuer hereunder from time to time and at any time are limited recourse obligations payable solely from the Assets available at such time and following realization of the Assets and application of the proceeds in accordance with the Indenture, all obligations of and any claims against the Issuer under this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive. The Placement Agent will not have any recourse against any officer, director, employee, shareholder or incorporator of the Issuer or its successors or assigns for any amounts payable under this Agreement. This provision shall survive termination of this Agreement.

9. Notwithstanding any other provision of this Agreement, the Placement Agent may not, prior to the date which is one year (or if longer, any applicable preference period) plus one day after the payment in full of all of the Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Law or otherwise under federal or state bankruptcy laws, or other similar laws of the United States of America or any other jurisdiction. Nothing in this Section 9 shall preclude, or be deemed to stop, the Placement Agent (i) from taking any action prior to the expiration of the aforementioned period in (A) any proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a person other than the Placement Agent or its affiliates, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. This paragraph shall survive the termination of this Agreement.

10. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Placement Agent, by notice given to the Issuer, if (a) the Closing Date shall not have occurred on or prior to August 19, 2025 or (b) after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Placement Agent, is material and adverse and, in the judgment of the Placement Agent, makes it impracticable to market the Placed Notes on the terms and in the manner contemplated in the Offering Circulars or this Agreement, (ii) the suspension or material limitation of trading in securities or other instruments, or the establishment of minimum prices, on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or other limitation on prices for securities or other instruments on any such exchange, (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the opinion of the Placement Agent, could have a Material Adverse Effect on the Issuer, (iv) the declaration of a banking moratorium by any federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (v) the Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Placement Agent may interfere materially with the conduct of the business and operations of the Issuer regardless of whether or not such loss shall have been insured or (vi) there shall have occurred in the reasonable opinion of the Placement Agent, any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable view of the Placement Agent, be likely to prejudice materially the success of the offering and distribution of any of the Placed Notes or dealings in the Placed Notes in the secondary market.

The respective indemnities and rights of contribution, representations, warranties, agreements and statements made by or on behalf of the Issuer and the Placement Agent and any of their respective affiliates, representatives, officers, directors, employees and agents or controlling persons contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the delivery of and payment for the Placed Notes and shall remain in full force and effect until termination or cancellation of this Agreement (or shall survive such termination or cancellation to the extent expressly set forth herein or therein).

11. This Agreement shall become effective, as of the date hereof, upon the execution and delivery hereof by the parties hereto.

12. In placing the Placed Notes pursuant to this Agreement and in assuming its other obligations hereunder, the Placement Agent is acting solely as a contractual counterparty to the Issuer and not as principal. It is understood that the Placement Agent will be acting as the Issuer’s contractual counterparty in the placing of the Placed Notes and that the Placement Agent’s responsibility in this transaction is limited to a “commercially reasonable efforts” basis in placing the Placed Notes with no understanding, express or implied, on the Placement Agent’s part of a commitment to purchase or place the Placed Notes. The Issuer will sell the Placed Notes directly to each purchaser through the Placement Agent as contractual counterparty and the Placement Agent will have no ownership interest in or title to the Placed Notes prior to purchase by purchasers; provided that the Placement Agent shall have the right, but shall not be obligated, to purchase or acquire the Placed Notes as principal for its own account. The Issuer recognizes and confirms that the Placement Agent, in acting pursuant to this engagement, will be using information in public reports and other information provided by others, including information provided by it, the Collateral Manager and their respective Affiliates, and that the Placement Agent assumes no responsibility for the accuracy or completeness of such information.

Notwithstanding any other provision of this Agreement, any of the services that are to be performed by the Placement Agent pursuant hereto may be performed on its behalf by any of its affiliates (provided, that the Placement Agent shall remain liable for the performance of its obligations by its affiliates), any reasonable and documented expenses incurred by such affiliates shall be deemed to be expenses of the Placement Agent and the payment of fees and expenses owed to the Placement Agent may be directed or remitted by the Placement Agent to its affiliates.

If the Placement Agent purchases or acquires Placed Notes during the Offering Period as principal for its own account with a view to the resale and distribution thereof and not to hold for investment purposes, each of the representations, warranties and covenants of the Issuer in this Agreement shall be for the benefit of the Placement Agent, as purchaser.

The Placement Agent shall not have any obligation or liability in respect of the performance by or failure to perform (for any reason) of any purchaser whose offer to purchase Placed Notes from the Issuer has been accepted by the Issuer (whether or not placed by the Placement Agent). If the Issuer shall fail to deliver the Placed Notes to a purchaser whose offer it has accepted, the Issuer shall hold the Placement Agent harmless against, and indemnify the Placement Agent for, any Losses arising from or as a result of such failure by the Issuer, in each case in accordance with and pursuant to Section 7 hereof.

13. The Issuer and the Placement Agent submit to the exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and the Placement Agent waive, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer and the Placement Agent consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address described in Section 16. Such consent shall be irrevocable to the extent permitted by applicable law. The Issuer hereby irrevocably appoints Corporation Service Company (the “Process Agent”) at its offices, 19 West 44th Street, Suite 200, New York, New York 10036 (or such other address as may be specified by the Process Agent from time to time), as its agent to receive, on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer, in care of the Process Agent at the Process Agent’s address set forth above or such other address as the Issuer shall notify the Placement Agent; provided, however, that service shall also be mailed to the Issuer, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Issuer in the same manner and to the same address as notices are required to be delivered to the Issuer under Section 16 hereof. The Issuer and the Placement Agent agree that service of process upon such party and written notice of said service to such party shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing herein shall affect the right of any party or any person controlling such party to serve process in any other manner permitted by law.

14. The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make any such payment agrees to indemnify the party which is to receive such payment for any resulting deficiency in Obligation Currency. The obligation to make payments in the Obligation Currency shall not be affected by any judgment being obtained and rendered for any sums due under this Agreement in a currency other than the Obligation Currency. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures Natixis Securities Americas LLC could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

15. Neither the Issuer nor the Placement Agent may assign or transfer its rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Issuer, the Placement Agent and each affiliate of the Placement Agent which assists the Placement Agent in the distribution of the Placed Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

16. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by facsimile. Notices to the Placement Agent shall be given to it at 1251 Avenue of the Americas, New York, New York 10020, Attention: General Counsel/ Deputy General Counsel, facsimile no. (212) 891-1922, with a copy sent by email to: legal.notices@natixis.com or at any other address furnished in writing by the Placement Agent. Notices to the Issuer shall be given to it at c/o HPS Corporate Lending Fund, 40 West 57th Street, Floor 33, New York, New York 10019, Attention: General Counsel, email: legal-review@hpspartners.com, or at any other address furnished in writing by the Issuer, with a copy to the Collateral Manager.

17. This Agreement may be executed in any number of counterparts by facsimile, electronic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF), electronic signature or facsimile (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available) shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

18. This Agreement may not be amended, changed, modified or terminated except by the Issuer and the Placement Agent in writing.

19. This Agreement is made and entered into in the State of New York. All negotiations of this Agreement occurred or were initiated in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

20. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature pages follow]

IN WITNESS WHEREOF, as of the date first written above:

Very truly yours,

HLEND CLO 2025-4, LLC, as Issuer

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

[Signature page to Placement Agency Agreement]

Accepted as of the date first written above:

NATIXIS SECURITIES AMERICAS LLC, as Placement Agent

By:	/s/ Rakshet Mistry
Name: Rakshet Mistry
Title: Executive Director

By:	/s/ Michael Moriarty
Name: Michael Moriarty
Title: Executive Director

[Signature page to Placement Agency Agreement]

SCHEDULE A

Principal Amount of Placed Notes to be Placed1

[Intentionally Omitted]

[1]	No notes (other than the Subordinated Notes) will be settled in DTC on a free basis by the Placement Agent.

EXHIBIT A

HLEND CLO 2025-4, LLC

Certificate Delivered Pursuant to the Placement Agency Agreement

August 12, 2025

Reference is made to (1) the Indenture dated as of August 12, 2025 (the “Indenture”) between HLEND CLO 2025-4, LLC(the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”) and (2) the Placement Agency Agreement dated August 12, 2025 (the “Placement Agency Agreement”), between the Issuer and Natixis Securities Americas LLC (in such capacity as Placement Agent, together with its successors in such capacity, the “Placement Agent”). Terms used but not defined herein have the respective meanings given to such terms in the Indenture or, if not defined in the Indenture, in the Placement Agency Agreement.

Pursuant to Section 6(d) of the Placement Agency Agreement, this Certificate is being delivered on the date set forth above by the Issuer to the Placement Agent.

1. By its signature below, the Issuer hereby certifies (A) that the representations and warranties of the Issuer in the Placement Agency Agreement are true and correct on and as of the Closing Date as if made on and as of the Closing Date (unless expressly referring to an earlier date), (B) that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied thereunder at or prior to the Closing Date and (C) that there has not occurred since the later of (x) the respective dates as of which information is given in the Offering Circulars and (y) the Issuer’s date of formation, any Material Adverse Effect.

2. The Issuer hereby certifies that it has received a letter from S&P Global Ratings (“S&P”) confirming that the (i) the Class A Notes have been rated “AAA (sf)” by S&P, and (ii) the Class B Notes have been rated at least “AA (sf)” by S&P.

3. The Issuer hereby certifies that it has received a letter from Fitch Ratings, Inc. (“Fitch”) confirming that the Class A Notes have been rated “AAAsf” by Fitch.

4. By its signature below, the Issuer hereby certifies that, to its knowledge, neither S&P nor Fitch has not downgraded the applicable ratings accorded to the Placed Notes, and neither S&P nor Fitch has not publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its ratings of the Placed Notes.

5. By its signature below, the Issuer hereby certifies:

(a) it has examined the Offering Circulars, the Indenture and the Placement Agency Agreement; and

(b) in its opinion the information in the Final Offering Circular (other than the information in the Final Offering Circular set forth under the headings: (A) “Risk Factors—Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager, the BDC Advisor and their affiliates and clients,” “The Collateral Manager,” “The Depositor”, the third paragraph under the heading “Risk Factors—General Commercial Risks—Legislative and regulatory actions in the United States, Europe, the United Kingdom and Japan may adversely affect the Issuer and the

Debt—The U.S. Risk Retention Regulations” and “Credit Risk Retention” and (B) “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Description of the EU/UK Retention Holder,” and “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Origination of Collateral Obligations,” and in each case, the subheadings thereunder) as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. The Issuer hereby delivers to the Placement Agent a copy of each Certificate or Issuer Order delivered by or on behalf of the Issuer under the Indenture on the Closing Date and authorizes the Placement Agent to rely on the certifications and other statements made in each such Certificate or Issuer Order (as if the original of each such Certificate or Issuer Order had been addressed and delivered to the Placement Agent).

With regard to the statements and certifications made herein by the undersigned, the undersigned has obtained knowledge thereof from members, directors, officers and/or employees of the Issuer, which is required to have knowledge thereof in the performance of its obligations as Issuer.

It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as an officer of the Issuer and is without any personal liability as to the matters contained in this certificate.

[Signature Page follows]

IN WITNESS WHEREOF, as of the date first written above:

HLEND CLO 2025-4, LLC, as Issuer

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

[Signature Page to Placement Agency Certificate]

EXHIBIT B

HLEND CLO 2025-4, LLC

Certificate Delivered Pursuant to the Placement Agency Agreement

August 12, 2025

Reference is made to (1) the Indenture dated as of August 12, 2025 (the “Indenture”) between HLEND CLO 2025-4, LLC (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”) and (2) the Placement Agency Agreement dated August 12, 2025 (the “Placement Agency Agreement”), between the Issuer and Natixis Securities Americas LLC (in such capacity as Placement Agent, together with its successors in such capacity, the “Placement Agent”). Terms used but not defined herein have the respective meanings given to such terms in the Indenture or, if not defined in the Indenture, in the Placement Agency Agreement.

Pursuant to Section 6(d) of the Placement Agency Agreement, this Certificate is being delivered on the date set forth above by the Collateral Manager to the Placement Agent.

By its signature below, the Collateral Manager hereby certifies:

1. the Collateral Manager has examined the Final Offering Circular;

2. in the opinion of the Collateral Manager, the information in the Final Offering Circular set forth under the headings “Risk Factors—Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager, the BDC Advisor and their affiliates and clients,” “The Collateral Manager,” “The Depositor”, the third paragraph under the heading “Risk Factors—General Commercial Risks—Legislative and regulatory actions in the United States, Europe, the United Kingdom and Japan may adversely affect the Issuer and the Debt—The U.S. Risk Retention Regulations” and “Credit Risk Retention” (and in each case, the subheadings thereof) in the Final Offering Circular, as of the date thereof and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

3. as of the Closing Date, to the best knowledge of the Collateral Manager, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Circular or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.

With regard to the statements and certifications made herein by the undersigned, the undersigned has obtained knowledge thereof from members, directors, officers and/or employees of the Collateral Manager, which is required to have knowledge thereof in the performance of its obligations as Collateral Manager.

Exhibit B

It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as an officer of the Collateral Manager and is without any personal liability as to the matters contained in this certificate.

[Signature Page follows]

[Signature Page to Placement Agency Certificate]

IN WITNESS WHEREOF, as of the date first written above:

HPS CORPORATE LENDING FUND, as Collateral Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale Title: Managing Director

2

EXHIBIT C

HLEND CLO 2025-4, LLC

Certificate Delivered Pursuant to the Placement Agency Agreement

August 12, 2025

Reference is made to (1) the Indenture dated as of August 12, 2025 (the “Indenture”) between HLEND CLO 2025-4, LLC (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”) and (2) the Placement Agency Agreement dated August 12, 2025 (the “Placement Agency Agreement”), between the Issuer and Natixis Securities Americas LLC (in such capacity as Placement Agent, together with its successors in such capacity, the “Placement Agent”). Terms used but not defined herein have the respective meanings given to such terms in the Indenture or, if not defined in the Indenture, in the Placement Agency Agreement.

Pursuant to Section 6(d) of the Placement Agency Agreement, this Certificate is being delivered on the date set forth above by EU/UK Retention Holder to the Placement Agent.

By its signature below, the EU/UK Retention Holder hereby certifies:

1. the EU/UK Retention Holder has examined the Final Offering Circular;

2. in the opinion of the EU/UK Retention Holder Retention Holder, the information in the Final Offering Circular set forth under the headings “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Description of the EU/UK Retention Holder,” and “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Origination of Collateral Obligations” (and in each case, the subheadings thereof) in the Final Offering Circular, as of the date thereof and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

3. as of the Closing Date, to the best knowledge of the EU/UK Retention Holder, there has been no event or development with respect to the EU/UK Retention Holder or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Circular or on the ability of the EU/UK Retention Holder to perform, in all material respects, its obligations under the Master Transfer Agreement, the Master Participation Agreement and the EU/UK Retention Agreement.

With regard to the statements and certifications made herein by the undersigned, the undersigned has obtained knowledge thereof from members, directors, officers and/or employees of the EU/UK Retention Holder, which is required to have knowledge thereof in the performance of its obligations as EU/UK Retention Holder.

It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as an officer of the EU/UK Retention Holder and is without any personal liability as to the matters contained in this certificate.

[Signature Page follows]

Exhibit C

IN WITNESS WHEREOF, as of the date first written above:

HPS CORPORATE LENDING FUND, as EU/UK Retention Holder

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

[Signature Page to Placement Agency Certificate]

EXHIBIT D

HLEND CLO 2025-4, LLC

Certificate Delivered Pursuant to the Placement Agency Agreement

August 12, 2025

Reference is made to (1) the Indenture dated as of August 12, 2025 (the “Indenture”) between HLEND CLO 2025-4, LLC (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”) and (2) the Placement Agency Agreement dated August 12, 2025 (the “Placement Agency Agreement”), between the Issuer and Natixis Securities Americas LLC (in such capacity as Placement Agent, together with its successors in such capacity, the “Placement Agent”). Terms used but not defined herein have the respective meanings given to such terms in the Indenture or, if not defined in the Indenture, in the Placement Agency Agreement.

Pursuant to Section 6(d) of the Placement Agency Agreement, this Certificate is being delivered on the date set forth above by the Depositor to the Placement Agent.

By its signature below, the Depositor hereby certifies:

1. the Depositor has examined the Final Offering Circular;

2. in the opinion of the Depositor, the information in the Final Offering Circular set forth under the headings “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Description of the EU/UK Retention Holder,” “The EU/UK Retention Holder and EU/UK Risk Retention Requirements—Origination of Collateral Obligations”, and “The Depositor” (and in each case, the subheadings thereof) in the Final Offering Circular, as of the date thereof and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

3. as of the Closing Date, to the best knowledge of the Depositor, there has been no event or development with respect to the Depositor or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Circular or on the ability of the Depositor to perform, in all material respects, its obligations under the Master Transfer Agreement and the EU/UK Retention Agreement.

With regard to the statements and certifications made herein by the undersigned, the undersigned has obtained knowledge thereof from members, directors, officers and/or employees of the Depositor, which is required to have knowledge thereof in the performance of its obligations as Depositor.

It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as an officer of the Depositor and is without any personal liability as to the matters contained in this certificate.

[Signature Page follows]

[Signature Page to Placement Agency Certificate]

IN WITNESS WHEREOF, as of the date first written above:

HLEND CLO 2025-4 INVESTMENTS, LLC, as Depositor

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

[Signature Page to Placement Agency Certificate]